Exhibit 32.3

AMERICAN BANCORP, INC.

DISCLOSURE OF APPROVAL BY THE COMPANY’S
AUDIT COMMITTEE FOR THE PERFORMANCE OF
NONAUDIT SERVICES BY THE COMPANY’S
INDEPENDENT AUDITORS PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION
202 OF THE SARBANES-OXLEY ACT OF 2002

For the second quarter of 2004, the Audit Committee of American Bancorp, Inc. approved that its independent auditors could review the Company’s Form 10-Q for the first quarter of 2004, provide answers to miscellaneous inquires by management and provide advice to management and the Board of Directors of the Company and the Bank.